             POWER OF ATTORNEY WITH RESPECT TO FORMS 3, 4 and 5

        The undersigned hereby constitutes and appoints each of (i) the

   Secretary and any Assistant Secretary of Propalms Inc., and (ii)

   George F. A. Parnell and Leonor de la Torre, of Schiff Hardin LLP, or

   any of the foregoing persons acting singly, and with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

        (1)  execute for and on behalf of the undersigned, in the

             undersigned's capacity as an officer and/or director of

             Propalms Inc., a Nevada corporation (the "Corporation"),

             Forms 3, 4, and 5 in accordance with Section 16(a) of the

             Securities Exchange Act of 1934 and the rules thereunder;

        (2)  do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment thereto, and file such Form with the United

             States Securities and Exchange Commission, through the use of EDGAR, the Electronic Data Gathering, Analysis, and

             Retrieval system, and with any stock exchange or similar

             authority; and

        (3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-

             in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood

             that the documents executed by such attorney-in-fact on

             behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and

             conditions as such attorney-in-fact may approve in such

             attorney-in-fact's discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation,

   hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with

   Section 16 of the Securities Exchange Act of 1934.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-

   in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of

   Attorney to be executed as of this 31st day of July, 2008.

                                      /s/ Owen Dukes

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                                                Signature

                                      Owen Dukes

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